EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Luckycom Inc. (the “Company”) on Form 10-Q for the quarter ended August 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Kingrich Lee, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

October 15, 2015	/s/ Kingrich Lee
Kingrich Lee
Chief Executive Officer and Chief Financial Officer(Principal Executive Officer and Principal Accounting and Financial Officer)